Exhibit 10.5

                                    EXHIBIT A

                                    TERM NOTE


$ 420,000                                                      Chicago, Illinois
                                                                   June 10, 2003

         FOR VALUE RECEIVED, NUWAY MEDICAL, INC., a corporation organized under the laws of the state of Delaware ("Borrower"), promises to pay to the order of AUGUSTINE II, LLC, a limited liability company formed under the laws of the State of Delaware (hereafter, together with any subsequent holder hereof, called "Lender"), at its office 141 West Jackson Blvd., Suite 2182, Chicago, Illinois 60604, or at such other place as Lender may direct, the principal sum of FOUR HUNDRED TWENTY THOUSAND United States Dollars ($420,000) (the "Loan"), payable in full on February 29, 2004 or at an earlier date as provided in Section 3.2 of the Term Loan Agreement (as defined hereinafter).

         Borrower agrees to pay interest on the unpaid principal amount from time to time outstanding hereunder on the dates and at the rate or rates as set forth in the Term Loan Agreement.

         Payments of both principal and interest are to be made in immediately available funds in lawful money of the United States of America, or in Common Stock of the Borrower as set forth in the Term Loan Agreement.

         This Note evidences indebtedness incurred under a Term Loan Agreement dated as of the date hereof executed by and between Borrower and Lender (and, if amended, restated or replaced, all amendments, restatements and replacements thereto or therefor, if any) (the "Term Loan Agreement"), to which Term Loan Agreement reference is hereby made for a statement of its terms and provisions, including without limitation those under which this Note may be paid prior to its due date or have its due date accelerated.

         This Note and any document or instrument executed in connection herewith shall be governed by and construed in accordance with the internal law of the State of Illinois, and shall be deemed to have been executed in the State of Illinois. Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa. This Note shall bind Borrower successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, except that Borrower may not transfer or assign any of its rights or interest hereunder without the prior written consent of Lender. Borrower agrees to pay upon demand all expenses (including without limitation reasonable attorneys' fees, legal costs and expenses, and time charges of attorneys who may be employees of Lender, in each case whether in or out of court, in original or appellate proceedings or in bankruptcy) incurred or paid by Lender or any holder hereof in connection with the enforcement or preservation of its rights

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hereunder or under any document or instrument  executed in connection  herewith.
Borrower expressly and irrevocably waives presentment, protest, demand and notice of any kind in connection herewith.

         IN WITNESS WHEREOF, the parties have caused this Term Note to be duly executed as of the day and year first above written.


                                     NUWAY MEDICAL, INC.

                                     By:
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                                     Title:
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